UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2010

SCM Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2010, SCM Microsystems, Inc. d.b.a. Identive Group (the “Company”) entered into a Share Purchase Agreement with RockWest Technology Group LLC, a privately held provider of identification and security solutions based in Denver, Colorado (“RockWest”) and certain sellers of RockWest, under which the Company will acquire Rockwest in a primarily stock-based transaction (the “Share Purchase Agreement”).

The acquisition is expected to close in the second quarter of 2010 and to be accretive to the Company’s earnings in fiscal 2010.

RockWest provides ID management solutions and services to the education, government, corporate, casino and healthcare markets in the U.S. southwest. The company was founded in 1999 and is based in Denver, Colorado, with branch offices in California, Arizona and New Mexico, employing approximately 43 people. Following the acquisition, RockWest is expected to be integrated into the Company’s Multicard business and provide a portal for Multicard’s entry into the U.S. marketplace.

Under the Share Purchase Agreement, George Levy, Matt McDaniel, Hugo Garcia and Stan McKinney (the “Sellers”) will sell and transfer all the shares of RockWest to the Company, in return for an aggregate 2.6 million shares of the Company’s Common Stock, and potential earn-out payments as specified in the Share Purchase Agreement. Such shares issued to the Sellers shall be subject to a 24 month lock-up from the closing date of the acquisition.

The transaction is subject to various customary closing conditions.

The foregoing description of the Share Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference.

A copy of the press release announcing the planned acquisition of RockWest is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

2.1	Share Purchase Agreement between SCM Microsystems, Inc. d.b.a. Identive Group, RockWest Technology Group and Sellers, dated March 30, 2010 (schedules omitted pursuant to Regulation S-K, Item 601(b)(2); the Company here agrees to furnish a copy of such omitted schedules to the Securities and Exchange Commission upon request. The descriptions of such omitted schedules are contained within the Share Purchase Agreement).

99.1	Press release dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

March 31, 2010	By:	/S/ MELVIN DENTON-THOMPSON
Melvin Denton-Thompson
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement between SCM Microsystems, Inc. d.b.a. Identive Group, RockWest Technology Group and Sellers, dated March 30, 2010 (schedules omitted pursuant to Regulation S-K, Item 601(b)(2); the Company here agrees to furnish a copy of such omitted schedules to the Securities and Exchange Commission upon request. The descriptions of such omitted schedules are contained within the Share Purchase Agreement).

99.1	Press release dated March 31, 2010.